UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2004

PARAGON FINANCIAL CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida	32082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 285-0000

(Former name or former address, if changed since last report)

The following amends and restates in its entirety Items 7(a), 7(b) and 7(c) of Paragon Financial Corporation’s Form 8-K for an event dated June 30, 2004 and filed with the Securities and Exchange Commission on July 14, 2004. Items 2 and 5 are reprinted in their entirety for the convenience of the reader.

Item 2. Acquisition or Disposition of Assets

FORWARD LOOKING AND CAUTIONARY STATEMENTS

We believe that it is important to communicate our expectations to our investors. Accordingly, this report contains discussions of events or results that have not yet occurred or been realized. Except for the historical information and discussions contained herein, statements contained in this Form 8-K may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as, “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward looking statements.

You should read forward-looking statements carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other expectations of future performance. There may be events in the future that we are not able accurately to predict or control. Any cautionary language in this report provides examples of risks, uncertainties and events that may cause our actual results to differ from the expectations we express in our forward-looking statements. You should be aware that the occurrence of certain of the events described in this report could adversely affect our business, results of operations and financial position.

These forward looking statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward looking statement. It is important to note that our actual results and timing of certain events could differ materially from those in such forward looking statements due to a number of factors, including but not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates, the ability to employ and retain qualified management and employees, changes in government regulations that are applicable to our businesses, the general volatility of the capital markets and the establishment of a market for the company’s shares, changes in the demand for the company’s services, our ability to meet our projections, the degree and nature of competitors, the ability to generate sufficient cash to pay creditors, and disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

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THE SALE OF OUR PGNF HOME LENDING CORP. SUBSIDIARY

(amounts in thousands, except share and per share amounts)

On June 4, 2004, subject to certain conditions, confidentiality provisions and approval of the majority of the holders of our common stock, we agreed to sell our largest subsidiary, PGNF Home Lending Corp. (“PGNF”), to Philip Lagori (“Lagori”), the former owner of PGNF, and formerly, our largest shareholder (the “PGNF Transaction”). On June 30, 2004, we received consent from holders of 97,647,656 shares (or 83.89%) of our common stock on a pre-PGNF Transaction basis and completed this sale. After affecting the number of outstanding shares resulting from the PGNF Transaction, we received consent from holders of 45,317,921 shares (or 70.74%) of our common stock.

Pursuant to the agreement, we exchanged the common stock of PGNF, as well as the assumption of all of PGNF’s liabilities, contingent and otherwise, for 52,329,735 shares of our common stock valued at $2,355 (based upon the closing price of $0.045 on June 30, 2004) and 1,800 shares of our Series E preferred stock plus accrued dividend valued at $1,904. After the PGNF Transaction, we have 64,066,743 shares of common stock outstanding.

PGNF was the largest of our subsidiaries, and, as a result of the PGNF Transaction, we expect a material reduction both in revenues and operating expenses. We expect to incur a non-cash loss on sale of approximately $1,113 in the three months ended June 30, 2004 as a result of the PGNF Transaction.

After the PGNF Transaction, we will have one operating subsidiary, Paragon Homefunding, Inc. (“PHF”). PHF is engaged in the retail mortgage brokering business. We intend to aggressively seek to acquire other retail mortgage brokering businesses to compliment PHF using our stock as consideration. Ultimately, we intend to build a retail sales capability that will enable us to develop a mortgage banking platform.

Item 5. Other Events and Regulation FD Disclosure

Subsequent to the filing our Form 10-Q for the three month period ended March 31, 2004, PGNF continued to suffer operating losses as a result of changes in the whole loan sale market. On May 31, 2004, as a result of our inability to raise the required capital to fund our mortgage banking operations and continued losses at PGNF, our Board of Directors deemed it necessary to reduce our overall expense levels especially at our corporate headquarters. At that time, our executive officers, as well as other corporate personnel, were informed that we could no longer pay their salaries as stipulated in their employment contracts and were released from their contracts. While our executive officers and the Board of Directors are currently working to establish a compensation arrangement that is mutually agreeable to both parties, there is no guarantee that an agreement will be reached. Until such time as an agreement is reached, our day to day operations at our corporate headquarters are being managed by members of our Board of Directors.

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Item 7. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired - None

(b) Pro Forma Financial Information

Our unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 which gives effect to sale of our PGNF subsidiary as if it had occurred on December 31, 2002.

Our unaudited pro forma consolidated statements of operations for the three months ended March 31, 2004 which gives effect to sale of our PGNF subsidiary as if it had occurred on December 31, 2003.

Our unaudited pro forma consolidated balance sheet as of March 31, 2004 of the Company giving effect to the sale of our PGNF subsidiary as if it had occurred on March 31, 2004.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Stock Purchase Agreement by and among Philip Lagori and Paragon Financial Corporation dated June 4, 2004.

10.2	Subordinated Promissory Note made by Paragon Financial Corporation in favor of PGNF Home Lending Corp. dated May 31, 2004

10.3	Subordinated Promissory Note made by Paragon Financial Corporation in favor of PGNF Home Lending Corp. dated May 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON FINANCIAL CORPORATION

Dated: August 2, 2004	By:	/s/ Paul K. Danner
Paul K. Danner,
Director

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 are presented for informational purposes only and are not necessarily indicative of actual results that would have been achieved had the PGNF Transaction been consummated at the beginning of, or for, the periods indicated. These pro forma condensed consolidated statements of operations do not purport to indicate results of operations as of any future period. The pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 reflect only the removal of the operating results of PGNF and do not include any cost savings directly attributable to the PGNF Transaction had the disposition occurred on January 31, 2003. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with our Consolidated Financial Statements and the related notes thereto filed with our Form 10-K for the year ended December 31, 2003.

PARAGON FINANCIAL CORPORATION AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(Dollars in thousands, except per share data)

	As Reported	PGNF (1)	Pro Forma
Revenue:
Gain on sale of loans	$7,230	$(7,230)	$—
Loan origination fees	4,995	(3,031)	1,964
Interest, dividends, and other income	1,680	(1,680)	—

Total revenue	13,905	(11,941)	1,964

Expenses:
Salaries, commissions, benefits, and stock-based compensation	8,431	(5,913)	2,518
Loan production costs	1,271	(1,167)	104
General and administrative expenses	4,102	(2,991)	1,111
Non-recurring charge	333	—	333
Interest expense	1,674	(1,259)	415
Realized loss on derivative	143	(143)	—
Unrealized gain on derivative	(97)	97	—

Total expenses	15,857	(11,376)	4,481

Loss before taxes	(1,952)	(565)	(2,517)
Income tax benefit	(555)	555	—

Net loss	$(1,397)	$(1,120)	$(2,517)

Basic and diluted loss per share	$(0.01)		$(0.04)

Weighted average shares outstanding – basic and diluted	111,620	(47,885)	63,735

See notes to the pro forma consolidated statement of operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the elimination of the results of operations for PGNF for the period February 1, 2003 (date of acquisition) to December 31, 2003.

PARAGON FINANCIAL CORPORATION AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2004

(Dollars in thousands, except per share data)

	As Reported	PGNF (1)	Pro Forma
Revenue:
Gain on sale of loans	$1,441	$(1,441)	$—
Loan origination fees	888	(305)	583
Interest, dividends, and other income	346	(346)	—

Total revenue	2,675	(2,092)	583

Expenses:
Salaries, commissions, benefits, and stock-based compensation	2,148	(1,350)	798
Loan production costs	208	(199)	9
General and administrative expenses	982	(748)	234
Impairment charge	2,582	(2,582)	—
Interest expense	293	(274)	19
Realized loss on derivative	40	(40)	—
Unrealized gain on derivative	(28)	28	—

Total expenses	6,225	(5,165)	1,060

Operating income	(3,550)	3,073	(477)

Other income	198	(198)	—

Net loss	$(3,352)	$2,875	$(477)

Basic and diluted loss per share	$(0.03)		$(0.01)

Weighted average shares outstanding – basic and diluted	116,247	(52,330)	63,917

See notes to the unaudited pro forma consolidated statement of operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the elimination of the results of operations for PGNF for the period January 1, 2004 to March 31, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 is presented for informational purposes only and is not necessarily indicative of our financial position had the PGNF Transaction been consummated on March 31, 2004. This pro forma condensed balance sheet does not purport to indicate our financial position as of any future period. The pro forma condensed consolidated balance sheet as of March 31, 2004 reflects only those adjustments directly attributable to the disposal of PGNF that we believe would have resulted had the disposition had occurred on March 31, 2004. This unaudited pro forma condensed balance sheet should be read in conjunction with our Consolidated Financial Statements and the related notes thereto filed with our Form 10-K for the year ended December 31, 2003.

In preparing the unaudited pro forma condensed consolidated balance sheet as of March 31, 2004, we used a sale price of $8,093 for PGNF consisting of $6,280 of our common stock (52,329,735 shares of our common stock valued at $0.12 per share), $1,813 of our Series E Preferred stock (1,813 shares at $1,000 each), and an estimated gain on disposal of $2,812.

PARAGON FINANCIAL CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2004

(Dollars in thousands, except share data)

	As Reported	PGNF (1)		Pro Forma
ASSETS:
Cash and cash equivalents	$912	$(783)		$129
Fees receivable	181	(53)		128
Mortgage loans receivable held-for-sale, net	13,716	(13,716)		—
Office property and equipment, net	1,072	(951)		121
Other notes and mortgages receivable	84	(84)		—
Available-for-sale securities	13	(13)		—
Goodwill	6,054	(5,232)		822
Prepaid and other assets	704	(191)		523

TOTAL ASSETS	$22,867	$(21,144)	$0	$1,723

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Warehouse lines of credit	$13,700	$(13,700)		$—
Notes payable	1,629	(1,361)		268
Subordinated note payable – related party	668	(668)		—
Notes payable – related parties	25			25
Convertibe debentures payable	379	—		379
Accounts payable	883	(625)		258
Accrued expenses – related parties	59	—		59
Accrued expenses – other	895	(376)		519
Derivative liability	175	(175)		—
Due to formerly related party	—	1,529		1,529

Total liabilities	18,413	(15,376)		3,037

Stockholders’ equity:
Preferred stock	—			—
Common stock	11		(5)	6
Additional paid-in capital	11,779		(8,575)	3,204
Retained deficit	(7,315)		2,812	(4,503)
Unearned stock-based compensation	(21)			(21)
Accumulated other comprehensive income	—

Total stockholders’ equity	4,454	—	(5,768)	(1,314)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,867	$(15,376)	(5,768)	$1,723

See notes to unaudited pro forma condensed consolidated balance sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Reflects the removal of the assets and liabilities of PGNF from Paragon’s consolidated balance sheet as of March 31, 2004. This includes $1,529 in debt due from Paragon to PGNF which had been previously eliminated in consolidation.

(2)	Reflects the receipt of $8,153 for PGNF consisting of $6,280 of our common stock (52,329,735 shares of our common stock valued at $0.12 per share), $1,813 of our Series E Preferred stock (1,813 shares at $1,000 each), and an estimated gain on disposal of $2,812.

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